Exhibit 10.3

FORM OF RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
HENRY SCHEIN, INC. 1994 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF MARCH 27, 2007)

THIS AGREEMENT (the “Agreement”) is made as of [grant date], by and between Henry Schein, Inc. (the “Company”) and [Participant Name] (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Henry Schein, Inc. 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007), as amended from time to time (the “Plan”) (a copy of which is on file with the Company’s Corporate Human Resources Department and is available for Participant to review upon request at reasonable intervals as determined by the Company), which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 9(a) of the Plan, the Committee may grant to Key Employees shares of its common stock, par value $0.01 per share (“Common Stock” or the “Shares”) in the amount set forth below; and

WHEREAS, the Participant is a Key Employee of the Company or a Subsidiary; and

WHEREAS, such Shares are to be subject to certain restrictions.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Shares.  Subject to the restrictions, terms and conditions of this Agreement, the Company hereby awards to the Participant [# of shares] shares of validly issued Common Stock.  If the Participant is a new hire, to the extent required by law, the Participant shall pay the Company the par value ($0.01) for each Share awarded to the Participant simultaneously with the execution of this Agreement.  Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as an employee of the Company or its Subsidiaries and/or the satisfaction of specified targets and Performance Goal(s) (as defined below).  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2. Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Plan or this Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3. Restricted Stock.

(a) Retention of Certificates.  Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method pursuant to Section 8 herein.  The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4 of this Agreement.  Such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock.

(b) Rights with Regard to Restricted Stock.  The Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of Shares of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that:  (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property (as defined below) during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; (iv) any dividends will be subject to the restrictions provided in Sections 3(c) and 3(d); and (v) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.

(c) Treatment of Dividends and RS Property.  In the event the Participant receives a dividend on the Restricted Stock or the Shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including that of Section 3(d), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”  Any RS Property issued in the form of cash will not be reinvested in Shares and will be held uninvested and without interest until delivered to the Participant at the end of the Restriction Period, if applicable.

(d) Vesting.

(i) Except as set forth in Sections 3 (d)(iii), (iv) and (v), the Restricted Stock awarded under this Agreement shall not vest and the restrictions on such Restricted Stock shall not lapse unless and until (1) the Committee determines and certifies that the target(s) and performance goal(s), which Participant acknowledges were previously explained to Participant and a copy of which is on file with the Company’s Corporate Human Resources Department and is available for Participant to review upon reasonable request and at reasonable intervals as determined by the Company (collectively, the “Performance Goal(s)”), have been satisfied with respect to the three-year period beginning on or about January 1 of the year the grant was made and (2) the third anniversary of the date of grant;  provided, however, that if the satisfaction of the Performance Goal(s) exceed 100% of the targets, the Committee shall issue to the Participant such additional Shares in an amount that corresponds to the incremental percentage of the goal(s) achieved in excess of 100% of the targets up to a maximum of 200% of targets, provided that any such additional Shares shall be subject to the terms and conditions of this Agreement.  It is intended that the Restricted Stock awarded hereunder constitutes a “performance-based award” for purposes of Section 162(m) of the Code and, accordingly, any such determination shall be made in accordance with the requirements of Section 162(m) of the Code.  Except as set forth in Sections 3(d)(iii), (iv) and (v), if the targets and Performance Goal(s) are not satisfied in accordance with this Section 3(d), the Restricted Stock awarded under this Agreement shall be forfeited.  Notwithstanding anything herein to the contrary, but except as set forth in Sections 3(d)(iii), (iv) and (v), the Participant must be employed by the Company or a Subsidiary at the times the targets and Performance Goal(s) are satisfied and on the third anniversary of the date of grant.  The Participant acknowledges and agrees that the Performance Goal(s) are confidential and shall not be disclosed or otherwise communicated to any other person.

(ii) Except as set forth in Sections 3(d)(iii), (iv) and (v), there shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the vesting date; provided that no Termination of Employment has occurred prior to such date.

(iii) The Shares of Restricted Stock shall become fully vested, assuming target levels have been achieved, upon a Termination of Employment by the Company without Cause occurring within the 2-year period following a Change of Control, provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company.

(iv) The Shares of Restricted Stock shall vest on a pro-rated basis, assuming target levels have been achieved, upon the Participant’s death, provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company.

(v) The Shares of Restricted Stock shall vest on a pro-rated basis, assuming target levels have been achieved, upon the Participant’s Disability, provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company.  For purposes of this Agreement, “Disability” shall mean the approval of, and receiving benefits for, long term disability by the disability insurance carrier under the Company’s (or if applicable, Subsidiary’s) long term disability plan.

(vi) For purposes of Sections 3(d), (iv) and (v), vesting on a pro-rated basis shall be calculated by multiplying the number of shares of Common Stock set forth under Section 1 by a fraction, the numerator of which is the number of days from the date of grant to the date of the Participant’s death or Disability, as applicable, and the denominator of which is 1095.

(vii) When any Shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4 hereof and deliver to the Participant any related other RS Property, subject to applicable withholding.

(e) Forfeiture and Recoupment.

(i) The Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for such Shares, any and all unvested Shares of Restricted Stock (but no vested portion of the Shares of Restricted Stock) and RS Property upon the Participant’s Termination of Employment for any reason.

(ii) Notwithstanding anything herein or in the Plan to the contrary, the Shares of Restricted Stock and any RS Property provided for under this Agreement are conditioned on the Participant not engaging in any Competitive Activity (as defined below) from the date that is twelve (12) months prior to the applicable vesting date set forth in Section 3(d) above (such applicable vesting date, the “Payment Date”) through the first anniversary of such Payment Date. If, on or after the date that is twelve (12) months prior to the Payment Date but prior to the Payment Date, the Participant engages in a Competitive Activity, all Shares of Restricted Stock and any RS Property (whether or not vested) shall be immediately forfeited in their entirety, and the Participant shall have no further rights or interests with respect to such Shares of Restricted Stock and RS Property.  In the event that the Participant engages in a Competitive Activity on or after the Payment Date but on or prior to the first anniversary of such Payment Date, the Company shall have the right to recoup from the Participant, and the Participant shall repay to the Company, within thirty (30) days following demand by the Company, a payment equal to the Fair Market Value of the aggregate Shares of Restricted Stock and any RS Property payable to the Participant, and any dividends or other distributions thereafter paid thereon; provided, that, the Company may require the Participant to satisfy such payment obligations hereunder either by forfeiting and returning to the Company such Shares of Restricted Stock, RS Property or any other Shares, or making a cash payment or any combination of these methods as determined by the Company in its sole discretion.  The Company, in its discretion, shall have the right to set off (or cause to be set off) any amounts otherwise due to the Participant from the Company in satisfaction of such repayment obligation, provided that any such amounts are exempt from, or set off in a manner intended to comply with, the requirements of Section 409A of the Code.

(iii) The Participant hereby acknowledges and agrees that the forfeiture and recoupment conditions set forth in this Section 3(e), in view of the nature of the business in which the Company and its affiliates are engaged, are reasonable in scope and necessary in order to protect the legitimate business interests of the Company and its affiliates, and that any violation thereof would result in irreparable harm to the Company and its affiliates. The Participant also acknowledges and agrees that (i) it is a material inducement and condition to the Company’s issuance of the Shares of Restricted Stock and any RS Property that such Participant agrees to be bound by such forfeiture and recoupment conditions and, further, that the amounts required to be forfeited or repaid to the Company pursuant to forfeiture and recoupment conditions set forth above are reasonable, and (ii) nothing in this Agreement or the Plan is intended to preclude the Company (or any affiliate thereof) from seeking any remedies available at law, in equity, under contract to the Company or otherwise, and the Company (or any affiliate thereof) shall have the right to seek any such remedy with respect to the Shares of Restricted Stock, any RS Property or otherwise.

(iv) For purposes of this Agreement, the Participant will be deemed to engage in a “Competitive Activity” if, either directly or indirectly, without the express prior written consent of the Company, the Participant (i) takes other employment with, renders services to, or otherwise engages in any business activities with, companies or other entities that are competitors of the Company or any of its affiliates, (ii) solicits or induces, or in any manner attempts to solicit or induce, any person employed by or otherwise providing services to the Company or any of its affiliates, to terminate such person’s employment or service relationship, as the case may be, with the Company or any of its affiliates, (iii) diverts, or attempts to divert, any person or entity from doing business with the Company or any of its affiliates or induces, or attempts to induce, any such person or entity from ceasing to be a customer or other business partner of the Company or any of its affiliates, (iv) violates any agreement between the Participant and the Company or any of its affiliates relating to the non-disclosure of proprietary or confidential information of the Company or any of its affiliates, and/or (v) conducts himself or herself in a manner adversely affecting the Company or any of its affiliates, including, without limitation, making false, misleading or negative statements, either orally or in writing, about the Company or any of its affiliates. The determination as to whether the Participant has engaged in a Competitive Activity shall be made by the Committee in its sole discretion.

(f) Withholding.  Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable foreign, federal, state, provincial and local taxes that the Company is required to withhold at any time.  In the absence of such arrangements, the Company or one of its Subsidiaries shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant.  In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, by delivery of Shares of Common Stock (including Shares issuable under this Agreement).

(g) Section 83(b).  If the Participant properly elects (as required by Section 83(b) of  the U. S. Internal Revenue Code (the “Code”)  within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock.  If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 3(e) hereof.  The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

(h) Delivery Delay.  The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state, local or provincial law or of any regulations of any governmental authority or any national securities exchange.  If the Participant is currently a resident or is likely to become a resident in the United Kingdom at any time during the period that the Shares are subject to restriction, the Participant acknowledges and understands that the Company intends to meet its delivery obligations in Common Stock with respect to the Shares of Restricted Stock, except as may be prohibited by law or described in this Agreement or supplementary materials.

4. Legend.  All certificates representing the Restricted Stock shall have endorsed thereon the following legends:

(a) “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Henry Schein, Inc. (the “Company”) 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007) (the “Plan”) and an Award Agreement entered into between the registered owner and the Company.  Copies of such Plan and Award Agreement are on file at the principal office of the Company.”

(b) Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the vesting date set forth above.

5. Securities Representations.  The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents and warrants that:

(a) He or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on his or her representations set forth in this section.

(b) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

6. No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Company or its Subsidiaries will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its Subsidiary’s right to terminate or modify the Participant’s employment or compensation.

7. Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

8. Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal, state, local or provincial law, the Committee may, issue the Shares in the form of uncertificated shares.  Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

9. Rights as a Stockholder.   Except as otherwise specifically provided for in this Agreement (including without limitation, in Section 3(b) hereof), or the Plan, the Participant shall have no rights as a stockholder with respect to any Shares covered by the Restricted Stock unless and until the Participant has become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares.

10. Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  Subject to Section 3(e), if and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

11. Amendment.  To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan.  The award of Restricted Stock pursuant to this Agreement is not intended to be considered “deferred compensation” for purposes of Section 409A of the Code.  With respect to any dividend equivalents, however, this Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

12. Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Henry Schein, Inc.
135 Duryea Road
Melville, New York 11747
Attention:  General Counsel

If to the Participant, to the address on file with the Company.

13. Acceptance.  The requirement of your acceptance as provided in Section 9(c) (ii) of the Plan is hereby waived and you are deemed to have accepted the Restricted Stock upon receipt of this Agreement.

14. Transfer of Personal Data.   If the Participant is currently a resident or is likely to become a resident in the United Kingdom at any time during the period that the Shares are subject to restriction, the Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to Restricted Stock awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection laws than the data protection laws provided by the Participant’s home country.  This authorization/consent is freely given by the Participant.

15. Section 431.  If the Participant is currently a resident or is likely to become a resident in the United Kingdom at any time during the period that the Shares are subject to restriction, as determined by the Company, when requested and as directed by the Company, the Participant agrees to enter into a Joint Election with the Company under Section 431 of the Income Tax (Earnings and Pensions) Act of 2003 (“ITEPA”) for full or partial disapplication of Chapter 2 ITEPA under the laws of the United Kingdom. The election must be signed and dated by the Participant and returned to the Company within 14-days of each grant of Shares.

16. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b) This Agreement shall be governed and construed in accordance with the laws of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

(c) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(d) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HENRY SCHEIN, INC.

Michael S. Ettinger
Senior Vice President and General Counsel

PARTICIPANT

[Participant Name]

3